Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

As independent registered public accountants, we hereby consent to the incorporation by reference in the Registration Statements Nos. 333-139592, 333-140372, 333-146856, and 333-147440 on Form S-1, Nos. 333-09917, 333-10117, 333-47098, and 333-131044 on Form S-3, and Nos. 333-09909, 333-09911, 333-46086, 333-76812, 333-103101, 333-131051, 333-145454, 333-168606 and 333-168607 on Form S-8 of our report dated December 6, 2012, relating to the consolidated financial statements of Amtech Systems, Inc. as of September 30, 2012 and 2011 and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended September 30, 2012, included in the Annual Report on Form 10-K of Amtech Systems, Inc. for the year ended September 30, 2012. It should be noted that we have not audited any consolidated financial statements of the company subsequent to September 30, 2012, or performed any audit procedures subsequent to the date of our report.

/s/ MAYER HOFFMAN MCCANN P.C.
Phoenix, Arizona
December 6, 2012